Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER FINANCIAL RESULTS

Richmond, Va., October 23, 2025 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $89.2 million and both basic and diluted earnings per common share of $0.63, for the third quarter of 2025 and adjusted operating earnings available to common shareholders(1) of $119.7 million and adjusted diluted operating earnings per common share(1) of $0.84 for the third quarter of 2025.

“Atlantic Union had a solid third quarter with operating results that illustrate the earnings power of our banking franchise,” said John C. Asbury, president and chief executive officer of Atlantic Union. “While merger-related costs continued to create a noisy quarter, we believe we are on a path to deliver on the expectations related to the acquisition of Sandy Spring Bancorp, Inc, for adjusted operating return on assets, return on tangible common equity and efficiency ratio.

“Atlantic Union is a story of transformation from a Virginia community bank to the largest regional bank headquartered in the lower Mid-Atlantic, with operations throughout Virginia, Maryland, and a growing presence in North Carolina. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long-term value for our shareholders.”

NET INTEREST INCOME

For the third quarter of 2025, net interest income was $319.2 million, a decrease of $2.2 million from $321.4 million in the second quarter of 2025. Net interest income - fully taxable equivalent (“FTE”)(1) was $323.6 million in the third quarter of 2025, a decrease of $2.1 million from $325.7 million in the second quarter of 2025. The decreases from the prior quarter in both net interest income and net interest income (FTE)(1) are due primarily to lower interest income on loans held for sale, primarily driven by the impacts of the sale of approximately $2.0 billion of performing commercial real estate (“CRE”) loans executed at the end of the second quarter of 2025 and lower net accretion income, partially offset by lower borrowing costs and higher investment income, as the Company used funds from the CRE loan sale to pay down short-term borrowings and purchase additional securities in the third quarter of 2025.

For the third quarter of 2025, the Company’s net interest margin decreased 1 basis point from the prior quarter to 3.77%, primarily due to lower earning asset yields, partially offset by lower cost of funds, and the net interest margin (FTE)(1) stayed at 3.83% in both quarters. Earning asset yields for the third quarter of 2025 decreased 5 basis points to 6.00%, compared to the second quarter of 2025, due primarily to the impacts from the CRE loan sale, which resulted in a decrease in average loans held for sale balances and an increase in cash and investments at lower yields. Cost of funds decreased 5 basis points from the prior quarter to 2.17% for the third quarter of 2025, primarily due to lower short-term borrowings and brokered deposit balances, as well as lower customer time deposit rates.

The Company’s net interest margin (FTE)(1) includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $41.9 million for the quarter ended September 30, 2025 compared to $45.4 million for the quarter ended June 30, 2025. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Accretion	Amortization	Total
For the quarter ended June 30, 2025	$45,744	$1,884	$(2,256)	$45,372
For the quarter ended September 30, 2025	43,949	1,237	(3,266)	41,920

ASSET QUALITY

Overview

At September 30, 2025, nonperforming assets (“NPAs”) as a percentage of total loans held for investment (“LHFI”) was 0.49%, a decrease of 11 basis points from the prior quarter and included nonaccrual loans of $131.2 million. The decrease in NPAs as a percentage of LHFI was primarily due to the impact of two commercial and industrial loan charge-offs that had been partially reserved for previously and measurement period adjustments related to the Sandy Spring Bancorp, Inc. (“Sandy Spring”) purchased credit deteriorated (“PCD”) loans. Accruing past due loans as a percentage of total LHFI totaled 27 basis points at September 30, 2025, a decrease of 1 basis point from June 30, 2025, and a decrease of 3 basis points from September 30, 2024. Net charge-offs were 0.56% of total average LHFI (annualized) for the third quarter of 2025, an increase of 55 basis points compared to both June 30, 2025 and September 30, 2024. The ACL totaled $320.0 million at September 30, 2025, a $22.4 million decrease from the prior quarter. The Company’s decision to charge-off the two individually assessed commercial and industrial loans, discussed above, was the primary driver of the increased net charge-off ratio for the third quarter of 2025 and the decline in the ACL compared to the prior quarter.

Nonperforming Assets

At September 30, 2025, NPAs totaled $133.2 million, compared to $163.4 million as of June 30, 2025. The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Nonaccrual loans	$131,240	$162,615	$69,015	$57,969	$36,847
Foreclosed properties	2,001	774	404	404	404
Total nonperforming assets	$133,241	$163,389	$69,419	$58,373	$37,251

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Beginning Balance	$162,615	$69,015	$57,969	$36,847	$35,913
Net customer payments	(17,947)	(4,595)	(898)	(11,491)	(2,219)
Additions (1)	25,333	98,975	13,197	34,446	5,347
Charge-offs	(37,410)	(780)	(1,253)	(1,231)	(542)
Loans returning to accruing status	(77)	—	—	(602)	(1,478)
Transfers to foreclosed property	(1,274)	—	—	—	(174)
Ending Balance	$131,240	$162,615	$69,015	$57,969	$36,847

(1)	The Company recorded measurement period adjustments in the third quarter of 2025 related to the fair values of certain loans, which impacted the nonaccrual activity for the quarter ended September 30, 2025. The increase in additions at June 30, 2025 was primarily due to PCD loans acquired from Sandy Spring.

Past Due Loans

At September 30, 2025, past due loans still accruing interest totaled $74.2 million or 0.27% of total LHFI, compared to $77.7 million or 0.28% of total LHFI at June 30, 2025, and $55.2 million or 0.30% of total LHFI at September 30, 2024.

Of the total past due loans still accruing interest, $18.0 million or 0.07% of total LHFI were past due 90 days or more at September 30, 2025, compared to $39.8 million or 0.15% of total LHFI at June 30, 2025, and $15.2 million or 0.08% of total LHFI at September 30, 2024.

Allowance for Credit Losses

At September 30, 2025, the ACL was $320.0 million, a decrease of $22.4 million from the prior quarter, comprised of an ALLL of $293.0 million and a reserve for unfunded commitments (“RUC”) of $27.0 million. The decline in the ACL at September 30, 2025 was primarily driven by the charge-off of two individually assessed commercial and industrial loans, as discussed above, that were partially reserved for in prior quarters.

The ACL as a percentage of total LHFI was 1.17% at September 30, 2025, compared to 1.25% at June 30, 2025. The ALLL as a percentage of total LHFI was 1.07% at September 30, 2025, compared to 1.15% at June 30, 2025.

Net Charge-offs

Net charge-offs were $38.6 million or 0.56% of total average LHFI on an annualized basis for the third quarter of 2025, compared to $666,000 or 0.01% (annualized) for both the second quarter of 2025 and the third quarter of 2024. The increase in net charge-offs for the third quarter of 2025 was primarily due to the charge-off of two commercial and industrial loans, as discussed above, that were partially reserved for in prior quarters.

Provision for Credit Losses

For the third quarter of 2025, the Company recorded a provision for credit losses of $16.2 million, compared to $105.7 million in the prior quarter, and $2.6 million in the third quarter of 2024. Included in the provision for credit losses for the second quarter of 2025 was $89.5 million of Day 1 initial provision expense on non-PCD loans and $11.4 million on unfunded commitments, each acquired from Sandy Spring. Outside of the Day 1 initial provision expense recorded on non-PCD loans and unfunded commitments acquired from Sandy Spring in the second quarter, the provision for credit losses increased compared to the prior quarter and the prior year, primarily due to an increase in net charge-offs primarily driven by the charge-off of two commercial and industrial loans, as discussed above.

NONINTEREST INCOME

Noninterest income decreased $29.7 million to $51.8 million for the third quarter of 2025 from $81.5 million in the prior quarter, primarily driven by a $15.7 million pre-tax gain on the CRE loan sale in the prior quarter, compared to a $4.8 million pre-tax loss in the third quarter of 2025 related to the final CRE loan sale settlement, as well as a $14.3 million pre-tax gain on the sale of our equity interest in Cary Street Partners (“CSP”) incurred in the second quarter of 2025.

Adjusted operating noninterest income(1), which excludes the pre-tax loss and gain on the CRE loan sale ($4.8 million loss in the third quarter and $15.7 million gain in the second quarter), pre-tax gain on sale of our equity interest in CSP ($14.3 million in the second quarter), and pre-tax gains on sale of securities ($4,000 in the third quarter and $16,000 in the second quarter), increased $5.1 million to $56.6 million, compared to $51.5 million in the prior quarter. This increase was primarily due to a $4.2 million increase in loan-related interest rate swap fees due to higher transaction volumes and a $1.2 million increase in other operating income, primarily due to an increase in equity method investment income. These increases were partially offset by a $2.2 million decrease in bank owned life insurance income due to death benefits of $2.4 million received in the second quarter.

NONINTEREST EXPENSE

Noninterest expense decreased $41.3 million to $238.4 million for the third quarter of 2025 from $279.7 million in the prior quarter, primarily driven by a $44.1 million decrease in merger-related costs associated with the Sandy Spring acquisition.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($34.8 million in the third quarter and $78.9 million in the second quarter) and amortization of intangible assets ($18.1 million in the third quarter and $18.4 million in the second quarter) increased $3.1 million to $185.5 million, compared to $182.4 million in the prior quarter. This increase was primarily due to a $1.3 million increase in marketing and advertising expense, primarily driven by increased market coverage due to the Sandy Spring acquisition, a $966,000 increase in professional services related to strategic projects that occurred during the third quarter of 2025, a $874,000 increase in other expenses, primarily due to an increase in other real estate owned and credit-related expenses, and a $800,000 increase in occupancy expenses. These increases were partially offset by a $1.6 million decrease in salaries and benefits expense, primarily driven by reductions in full-time equivalent employees and lower group insurance expenses, partially offset by an increase in variable incentive compensation expenses.

INCOME TAXES

The Company’s effective tax rate for the three months ended September 30, 2025 and June 30, 2025 was 20.8% and (13.2%), respectively. The negative effective tax rate for the quarter ended June 30, 2025 reflects the impact of a $8.0 million income tax benefit related to the Company re-evaluating its state net deferred tax assets as a result of the Sandy Spring acquisition.

BALANCE SHEET

At September 30, 2025, total assets were $37.1 billion, a decrease of $216.6 million or approximately 2.3% (annualized) from June 30, 2025, and an increase of $12.3 billion or approximately 49.5% from September 30, 2024. Total assets decreased from the prior quarter primarily due to a decrease in cash and cash equivalents, partially offset by an increase in investments. The increase in total assets from the same period in the prior year was primarily driven by the Sandy Spring acquisition.

Preliminary goodwill associated with the Sandy Spring acquisition, totaled $512.3 million at September 30, 2025, which was calculated based on the preliminary fair values of the assets acquired and liabilities assumed as of the acquisition date, inclusive of subsequent measurement period adjustments, and is subject to change if the Company obtains additional information and evidence within the one-year measurement period. The Company recorded measurement period adjustments in the third quarter of 2025 related to the Sandy Spring acquisition, primarily related to other liabilities and fair values of certain loans, which resulted in a $15.4 million increase in preliminary goodwill associated with the Sandy Spring acquisition compared to June 30, 2025.

At September 30, 2025, LHFI totaled $27.4 billion, an increase of $32.8 million or 0.5% (annualized) from June 30, 2025, and an increase of $9.0 billion or 49.2% from September 30, 2024. Quarterly average LHFI totaled $27.4 billion, an increase of $291.8 million or 4.3% (annualized) from the prior quarter, and an increase of $9.1 billion or 49.5% from September 30, 2024. The increase from the same period in the prior year was primarily due to the Sandy Spring acquisition, as well as organic loan growth.

At September 30, 2025, total investments were $5.3 billion, an increase of $533.6 million or 44.3% (annualized) from June 30, 2025, and an increase of $1.8 billion or 50.3% from September 30, 2024. The increase compared to the prior quarter was primarily due to purchases of available for sale (“AFS”) agency mortgage-backed securities and held to maturity (“HTM”) municipal bonds using a portion of the proceeds from the CRE sale that occurred in the prior quarter, and the increase compared to the same period in the prior year was primarily due to the Sandy Spring acquisition. AFS securities totaled $4.3 billion at September 30, 2025, $3.8 billion at June 30, 2025, and $2.6 billion at September 30, 2024. Total net unrealized losses on the AFS securities portfolio were $327.6 million at September 30, 2025, compared to $372.8 million at June 30, 2025, and $334.5 million at September 30, 2024. HTM securities are carried at cost and totaled $883.8 million at September 30, 2025, $827.1 million at June 30, 2025, and $807.1 million at September 30, 2024 and had net unrealized losses of $35.7 million at September 30, 2025, $49.2 million at June 30, 2025, and $30.3 million at September 30, 2024.

At September 30, 2025, total deposits were $30.7 billion, a decrease of $306.9 million or 3.9% (annualized) from the prior quarter. Quarterly average deposits at September 30, 2025 decreased from the prior quarter by $211.7 million or 2.7% (annualized). Total deposits at September 30, 2025 increased $10.4 billion or 51.0% from September 30, 2024, and quarterly average deposits at September 30, 2025 increased $10.9 billion or 53.8% from the same period in the prior year. The decrease in deposit balances from the prior quarter are due to decreases of $256.3 million in interest-bearing customer deposits and $116.1 million in brokered deposits, partially offset by an increase of $65.5 million in demand deposits. The increase from the same period in the prior year is related to the addition of the Sandy Spring acquired deposits.

At September 30, 2025, total borrowings were $860.3 million, a decrease of $32.5 million from June 30, 2025 and an increase of $8.1 million from September 30, 2024. At September 30, 2025, average borrowings were $868.8 million, a decrease of $463.0 million from June 30, 2025, and an increase of $13.5 million from September 30, 2024. The decrease in average borrowings from the prior quarter was primarily due to lower utilization of Federal Home Loan Bank

(“FHLB”) advances, while the increase from the same period in the prior year was primarily due to the Sandy Spring acquisition, partially offset by repayment of short-term FHLB advances.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2025	2025	2024
Common equity Tier 1 capital ratio (2)	9.92%	9.77%	9.77%
Tier 1 capital ratio (2)	10.47%	10.32%	10.57%
Total capital ratio (2)	13.82%	13.74%	13.33%
Leverage ratio (Tier 1 capital to average assets) (2)	8.92%	8.65%	9.27%
Common equity to total assets	12.81%	12.51%	12.16%
Tangible common equity to tangible assets (1)	7.69%	7.39%	7.29%

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at September 30, 2025 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the third quarter of 2025, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the second quarter of 2025 and the third quarter of 2024. During the third quarter of 2025, the Company also declared and paid cash dividends of $0.34 per common share, consistent with the second quarter of 2025 and a $0.02 increase or approximately 6.3% from the third quarter of 2024.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2025 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, October 23, 2025, during which management will review our financial results for the third quarter 2025 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/zyv98kcg.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BI5c60c7d7ec5f4e4b9932c94fa1ca4795. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended September 30, 2025, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of our ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding the acquisition of Sandy Spring, including expectations with regard to the benefits of the Sandy Spring acquisition; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, anticipated changes in the interest rate environment and the related impacts on our net interest margin, changes in economic, fiscal or trade policy and the potential impacts on our business, loan demand and economic conditions in our markets and nationally; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;
●	legislative or regulatory changes and requirements, including as part of the regulatory reform agenda of the Trump administration, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
●	the sufficiency of liquidity and changes in our capital position;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth;
●	the impact of purchase accounting with respect to the Sandy Spring acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks;
●	the possibility that the anticipated benefits of our acquisition activity, including our acquisitions of Sandy Spring and American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events, or with respect to our acquisition of Sandy Spring, as a result of the impact of, or problems arising from, the integration of the two companies;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from our acquisitions of Sandy Spring and American National;
●	our ability to identify, recruit and retain key employees;
●	monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

●	the quality or composition of our loan or investment portfolios and changes in these portfolios;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	concentrations of loans secured by real estate, particularly CRE;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Results of Operations
Interest and dividend income	$503,437	$510,372	$324,528	$1,319,645	$908,330
Interest expense	184,227	189,001	141,596	494,900	393,040
Net interest income	319,210	321,371	182,932	824,745	515,290
Provision for credit losses	16,233	105,707	2,603	139,578	32,592
Net interest income after provision for credit losses	302,977	215,664	180,329	685,167	482,698
Noninterest income	51,751	81,522	34,286	162,436	83,651
Noninterest expenses	238,446	279,698	122,582	652,327	377,859
Income before income taxes	116,282	17,488	92,033	195,276	188,490
Income tax expense (benefit)	24,142	(2,303)	15,618	33,527	37,144
Net income	92,140	19,791	76,415	161,749	151,346
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$89,173	$16,824	$73,448	$152,848	$142,445

Interest earned on earning assets (FTE) (1)	$507,856	$514,734	$328,427	$1,332,184	$919,766
Net interest income (FTE) (1)	323,629	325,733	186,831	837,284	526,726
Total revenue (FTE) (1)	375,380	407,255	221,117	999,720	610,377
Pre-tax pre-provision adjusted operating earnings (7)	172,128	172,059	95,985	428,374	261,437

Key Ratios
Earnings per common share, diluted	$0.63	$0.12	$0.82	$1.22	$1.68
Return on average assets (ROA)	0.98%	0.21%	1.24%	0.65%	0.86%
Return on average equity (ROE)	7.51%	1.67%	9.77%	5.06%	6.97%
Return on average tangible common equity (ROTCE) (2) (3)	15.51%	4.99%	18.89%	10.81%	13.20%
Efficiency ratio	64.28%	69.42%	56.43%	66.08%	63.09%
Efficiency ratio (FTE) (1)	63.52%	68.68%	55.44%	65.25%	61.91%
Net interest margin	3.77%	3.78%	3.31%	3.68%	3.28%
Net interest margin (FTE) (1)	3.83%	3.83%	3.38%	3.73%	3.35%
Yields on earning assets (FTE) (1)	6.00%	6.05%	5.94%	5.94%	5.85%
Cost of interest-bearing liabilities	2.93%	2.97%	3.40%	2.96%	3.32%
Cost of deposits	2.18%	2.20%	2.57%	2.22%	2.48%
Cost of funds	2.17%	2.22%	2.56%	2.21%	2.50%

Operating Measures (4)
Adjusted operating earnings	$122,693	$138,112	$77,497	$315,343	$200,331
Adjusted operating earnings available to common shareholders	119,726	135,145	74,530	306,442	191,430
Adjusted operating earnings per common share, diluted	$0.84	$0.95	$0.83	$2.46	$2.25
Adjusted operating ROA	1.30%	1.46%	1.25%	1.26%	1.14%
Adjusted operating ROE	10.00%	11.63%	9.91%	9.86%	9.22%
Adjusted operating ROTCE (2) (3)	20.09%	23.79%	19.15%	19.73%	17.42%
Adjusted operating efficiency ratio (FTE) (1)(6)	48.79%	48.34%	52.20%	50.45%	53.55%

Per Share Data
Earnings per common share, basic	$0.63	$0.12	$0.82	$1.23	$1.68
Earnings per common share, diluted	0.63	0.12	0.82	1.22	1.68
Cash dividends paid per common share	0.34	0.34	0.32	1.02	0.96
Market value per share	35.29	31.28	37.67	35.29	37.67
Book value per common share(8)	33.52	32.93	33.85	33.52	33.85
Tangible book value per common share (2)(8)	18.99	18.38	19.23	18.99	19.23
Price to earnings ratio, diluted	14.16	65.70	11.57	21.55	16.81
Price to book value per common share ratio (8)	1.05	0.95	1.11	1.05	1.11
Price to tangible book value per common share ratio (2)(8)	1.86	1.70	1.96	1.86	1.96
Unvested shares of restricted stock awards(8)	885,686	916,294	680,936	885,686	680,936
Weighted average common shares outstanding, basic	141,728,909	141,680,472	89,780,531	124,402,891	84,933,126
Weighted average common shares outstanding, diluted	141,986,217	141,738,325	89,780,531	124,794,832	84,933,213
Common shares outstanding at end of period	141,732,071	141,694,720	89,774,392	141,732,071	89,774,392

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.92%	9.77%	9.77%	9.92%	9.77%
Tier 1 capital ratio (5)	10.47%	10.32%	10.57%	10.47%	10.57%
Total capital ratio (5)	13.82%	13.74%	13.33%	13.82%	13.33%
Leverage ratio (Tier 1 capital to average assets) (5)	8.92%	8.65%	9.27%	8.92%	9.27%
Common equity to total assets	12.81%	12.51%	12.16%	12.81%	12.16%
Tangible common equity to tangible assets (2)	7.69%	7.39%	7.29%	7.69%	7.29%

Financial Condition
Assets	$37,072,733	$37,289,371	$24,803,723	$37,072,733	$24,803,723
LHFI (net of deferred fees and costs)	27,361,173	27,328,333	18,337,299	27,361,173	18,337,299
Securities	5,310,629	4,777,022	3,533,143	5,310,629	3,533,143
Earning Assets	33,151,873	33,392,111	22,180,501	33,151,873	22,180,501
Goodwill	1,726,386	1,710,912	1,212,710	1,726,386	1,212,710
Amortizable intangibles, net	333,236	351,381	90,176	333,236	90,176
Deposits	30,665,324	30,972,175	20,305,287	30,665,324	20,305,287
Borrowings	860,312	892,767	852,164	860,312	852,164
Stockholders' equity	4,917,058	4,832,639	3,182,416	4,917,058	3,182,416
Tangible common equity (2)	2,691,079	2,603,989	1,713,173	2,691,079	1,713,173

Loans held for investment, net of deferred fees and costs
Construction and land development	$2,163,182	$2,444,151	$1,588,531	$2,163,182	$1,588,531
Commercial real estate - owner occupied	4,335,919	3,940,371	2,401,807	4,335,919	2,401,807
Commercial real estate - non-owner occupied	6,805,302	6,912,692	4,885,785	6,805,302	4,885,785
Multifamily real estate	2,196,467	2,083,559	1,357,730	2,196,467	1,357,730
Commercial & Industrial	4,956,770	5,141,691	3,799,872	4,956,770	3,799,872
Residential 1-4 Family - Commercial	1,105,067	1,131,288	729,315	1,105,067	729,315
Residential 1-4 Family - Consumer	2,799,669	2,746,046	1,281,914	2,799,669	1,281,914
Residential 1-4 Family - Revolving	1,186,298	1,154,085	738,665	1,186,298	738,665
Auto	211,900	245,554	354,570	211,900	354,570
Consumer	121,620	119,526	109,522	121,620	109,522
Other Commercial	1,478,979	1,409,370	1,089,588	1,478,979	1,089,588
Total LHFI	$27,361,173	$27,328,333	$18,337,299	$27,361,173	$18,337,299

Deposits
Interest checking accounts	$6,916,702	$6,909,250	$5,208,794	$6,916,702	$5,208,794
Money market accounts	6,932,836	7,242,686	4,250,763	6,932,836	4,250,763
Savings accounts	2,882,897	2,865,159	1,037,229	2,882,897	1,037,229
Customer time deposits of more than $250,000	1,773,710	1,780,027	1,160,262	1,773,710	1,160,262
Customer time deposits of $250,000 or less	4,007,070	3,972,352	2,807,077	4,007,070	2,807,077
Time deposits	5,780,780	5,752,379	3,967,339	5,780,780	3,967,339
Total interest-bearing customer deposits	22,513,215	22,769,474	14,464,125	22,513,215	14,464,125
Brokered deposits	1,047,467	1,163,580	1,418,253	1,047,467	1,418,253
Total interest-bearing deposits	$23,560,682	$23,933,054	$15,882,378	$23,560,682	$15,882,378
Demand deposits	7,104,642	7,039,121	4,422,909	7,104,642	4,422,909
Total deposits	$30,665,324	$30,972,175	$20,305,287	$30,665,324	$20,305,287

Averages
Assets	$37,377,383	$37,939,232	$24,613,518	$33,378,378	$23,489,608
LHFI (net of deferred fees and costs)	27,386,338	27,094,551	18,320,122	24,336,012	17,405,814
Loans held for sale	27,185	1,777,882	13,485	604,483	11,680
Securities	4,955,297	4,721,736	3,501,879	4,360,629	3,377,896
Earning assets	33,563,417	34,121,715	21,983,946	29,973,209	21,003,082
Deposits	31,031,655	31,243,383	20,174,158	27,619,076	19,122,193
Time deposits	6,283,031	6,553,018	4,758,039	5,856,307	4,155,713
Interest-bearing deposits	24,071,758	24,150,220	15,736,797	21,457,491	14,832,042
Borrowings	868,783	1,331,793	855,306	910,077	970,046
Interest-bearing liabilities	24,940,541	25,482,013	16,592,103	22,367,568	15,802,088
Stockholders' equity	4,866,989	4,761,630	3,112,509	4,276,987	2,901,666
Tangible common equity (2)	2,647,488	2,524,128	1,643,562	2,301,146	1,550,978

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$315,574	$193,796	$158,131	$178,644	$132,182
Add: Recoveries	1,847	1,913	2,053	4,368	4,378
Less: Charge-offs	40,440	2,579	2,719	45,905	11,701
Add: Initial Allowance - Purchased Credit Deteriorated (PCD) loans	—	28,265	—	28,265	3,896
Add: Initial Provision - Non-PCD loans	—	89,538	—	89,538	13,229
Add: Provision for loan losses	16,054	4,641	3,220	38,125	18,701
Ending balance, ALLL	$293,035	$315,574	$160,685	$293,035	$160,685

Beginning balance, Reserve for unfunded commitment (RUC)	$26,778	$15,249	$17,557	$15,041	$16,269
Add: Initial Provision - RUC acquired loans	—	11,425	—	11,425	1,353
Add: Provision for unfunded commitments	173	104	(614)	485	(679)
Ending balance, RUC	$26,951	$26,778	$16,943	$26,951	$16,943
Total ACL	$319,986	$342,352	$177,628	$319,986	$177,628

ACL / total LHFI	1.17%	1.25%	0.97%	1.17%	0.97%
ALLL / total LHFI	1.07%	1.15%	0.88%	1.07%	0.88%
Net charge-offs / total average LHFI (annualized)	0.56%	0.01%	0.01%	0.23%	0.06%
Provision for loan losses/ total average LHFI (annualized)	0.23%	1.39%	0.07%	0.70%	0.25%

Nonperforming Assets
Construction and land development	$61,436	$50,904	$1,945	$61,436	$1,945
Commercial real estate - owner occupied	6,467	6,116	4,781	6,467	4,781
Commercial real estate - non-owner occupied	13,125	28,413	9,919	13,125	9,919
Multifamily real estate	1,583	1,589	—	1,583	—
Commercial & Industrial	9,193	44,897	3,048	9,193	3,048
Residential 1-4 Family - Commercial	6,615	2,700	1,727	6,615	1,727
Residential 1-4 Family - Consumer	23,623	20,689	11,925	23,623	11,925
Residential 1-4 Family - Revolving	5,444	5,346	2,960	5,444	2,960
Auto	556	526	532	556	532
Consumer	37	20	10	37	10
Other Commercial	3,161	1,415	—	3,161	—
Nonaccrual loans	$131,240	$162,615	$36,847	$131,240	$36,847
Foreclosed property	2,001	774	404	2,001	404
Total nonperforming assets (NPAs)	$133,241	$163,389	$37,251	$133,241	$37,251
Construction and land development	$1,856	$22,807	$82	$1,856	$82
Commercial real estate - owner occupied	2,790	1,817	1,239	2,790	1,239
Commercial real estate - non-owner occupied	2,283	2,764	1,390	2,283	1,390
Multifamily real estate	2,088	—	53	2,088	53
Commercial & Industrial	1,005	2,657	862	1,005	862
Residential 1-4 Family - Commercial	2,570	5,561	801	2,570	801
Residential 1-4 Family - Consumer	2,955	1,487	1,890	2,955	1,890
Residential 1-4 Family - Revolving	1,816	2,460	1,186	1,816	1,186
Auto	348	150	401	348	401
Consumer	311	79	143	311	143
Other Commercial	—	30	7,127	—	7,127
LHFI ≥ 90 days and still accruing	$18,022	$39,812	$15,174	$18,022	$15,174
Total NPAs and LHFI ≥ 90 days	$151,263	$203,201	$52,425	$151,263	$52,425
NPAs / total LHFI	0.49%	0.60%	0.20%	0.49%	0.20%
NPAs / total assets	0.36%	0.44%	0.15%	0.36%	0.15%
ALLL / nonaccrual loans	223.28%	194.06%	436.09%	223.28%	436.09%
ALLL/ nonperforming assets	219.93%	193.14%	431.36%	219.93%	431.36%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Past Due Detail
Construction and land development	$1,387	$447	$1,559	$1,387	$1,559
Commercial real estate - owner occupied	5,346	3,933	2,291	5,346	2,291
Commercial real estate - non-owner occupied	4,295	1,295	1,085	4,295	1,085
Multifamily real estate	3,113	410	821	3,113	821
Commercial & Industrial	4,902	4,606	5,876	4,902	5,876
Residential 1-4 Family - Commercial	2,843	3,186	656	2,843	656
Residential 1-4 Family - Consumer	1,871	2,125	471	1,871	471
Residential 1-4 Family - Revolving	3,074	4,270	3,309	3,074	3,309
Auto	2,744	3,735	2,796	2,744	2,796
Consumer	329	274	700	329	700
Other Commercial	—	19	2	—	2
LHFI 30-59 days past due	$29,904	$24,300	$19,566	$29,904	$19,566
Construction and land development	$5,784	$189	$369	$5,784	$369
Commercial real estate - owner occupied	2,217	537	1,306	2,217	1,306
Commercial real estate - non-owner occupied	—	147	6,875	—	6,875
Multifamily real estate	2,553	727	135	2,553	135
Commercial & Industrial	8,397	2,278	549	8,397	549
Residential 1-4 Family - Commercial	803	552	736	803	736
Residential 1-4 Family - Consumer	3,320	4,559	6,950	3,320	6,950
Residential 1-4 Family - Revolving	2,162	2,094	2,672	2,162	2,672
Auto	867	718	468	867	468
Consumer	179	387	182	179	182
Other Commercial	—	1,440	185	—	185
LHFI 60-89 days past due	$26,282	$13,628	$20,427	$26,282	$20,427

Past Due and still accruing	$74,208	$77,740	$55,167	$74,208	$55,167
Past Due and still accruing / total LHFI	0.27%	0.28%	0.30%	0.27%	0.30%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$319,210	$321,371	$182,932	$824,745	$515,290
FTE adjustment	4,419	4,362	3,899	12,539	11,436
Net interest income (FTE) (non-GAAP)	$323,629	$325,733	$186,831	$837,284	$526,726
Noninterest income (GAAP)	51,751	81,522	34,286	162,436	83,651
Total revenue (FTE) (non-GAAP)	$375,380	$407,255	$221,117	$999,720	$610,377

Average earning assets	$33,563,417	$34,121,715	$21,983,946	$29,973,209	$21,003,082
Net interest margin	3.77%	3.78%	3.31%	3.68%	3.28%
Net interest margin (FTE)	3.83%	3.83%	3.38%	3.73%	3.35%

Tangible Assets (2)
Ending assets (GAAP)	$37,072,733	$37,289,371	$24,803,723	$37,072,733	$24,803,723
Less: Ending goodwill	1,726,386	1,710,912	1,212,710	1,726,386	1,212,710
Less: Ending amortizable intangibles	333,236	351,381	90,176	333,236	90,176
Ending tangible assets (non-GAAP)	$35,013,111	$35,227,078	$23,500,837	$35,013,111	$23,500,837

Tangible Common Equity (2)
Ending equity (GAAP)	$4,917,058	$4,832,639	$3,182,416	$4,917,058	$3,182,416
Less: Ending goodwill	1,726,386	1,710,912	1,212,710	1,726,386	1,212,710
Less: Ending amortizable intangibles	333,236	351,381	90,176	333,236	90,176
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$2,691,079	$2,603,989	$1,713,173	$2,691,079	$1,713,173

Average equity (GAAP)	$4,866,989	$4,761,630	$3,112,509	$4,276,987	$2,901,666
Less: Average goodwill	1,711,081	1,710,557	1,209,590	1,547,051	1,114,810
Less: Average amortizable intangibles	342,064	360,589	93,001	262,434	69,522
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$2,647,488	$2,524,128	$1,643,562	$2,301,146	$1,550,978

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$89,173	$16,824	$73,448	$152,848	$142,445
Plus: Amortization of intangibles, tax effected	14,335	14,562	4,585	33,161	10,817
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$103,508	$31,386	$78,033	$186,009	$153,262

Return on average tangible common equity (ROTCE)	15.51%	4.99%	18.89%	10.81%	13.20%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Operating Measures (4)
Net income (GAAP)	$92,140	$19,791	$76,415	$161,749	$151,346
Plus: Merger-related costs, net of tax	26,856	63,349	1,085	94,847	26,884
Plus: FDIC special assessment, net of tax	—	—	—	—	664
Plus: Deferred tax asset write-down	—	—	—	—	4,774
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	77,742	—	77,742	11,520
Less: Gain (loss) on sale of securities, net of tax	3	12	3	(64)	(5,143)
Less: (Loss) gain on CRE loan sale, net of tax	(3,700)	12,104	—	8,405	—
Less: Gain on sale of equity interest in CSP, net of tax	—	10,654	—	10,654	—
Adjusted operating earnings (non-GAAP)	122,693	138,112	77,497	315,343	200,331
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating earnings available to common shareholders (non-GAAP)	$119,726	$135,145	$74,530	$306,442	$191,430

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$238,446	$279,698	$122,582	$652,327	$377,859
Less: Amortization of intangible assets	18,145	18,433	5,804	41,976	13,693
Less: Merger-related costs	34,812	78,900	1,353	118,652	33,005
Less: FDIC special assessment	—	—	—	—	840
Adjusted operating noninterest expense (non-GAAP)	$185,489	$182,365	$115,425	$491,699	$330,321

Noninterest income (GAAP)	$51,751	$81,522	$34,286	$162,436	$83,651
Less: Gain (loss) on sale of securities	4	16	4	(83)	(6,510)
Less: (Loss) gain on CRE loan sale	(4,805)	15,720	—	10,915	—
Less: Gain on sale of equity interest in CSP	—	14,300	—	14,300	—
Adjusted operating noninterest income (non-GAAP)	$56,552	$51,486	$34,282	$137,304	$90,161

Net interest income (FTE) (non-GAAP) (1)	$323,629	$325,733	$186,831	$837,284	$526,726
Adjusted operating noninterest income (non-GAAP)	56,552	51,486	34,282	137,304	90,161
Total adjusted revenue (FTE) (non-GAAP) (1)	$380,181	$377,219	$221,113	$974,588	$616,887

Efficiency ratio	64.28%	69.42%	56.43%	66.08%	63.09%
Efficiency ratio (FTE) (1)	63.52%	68.68%	55.44%	65.25%	61.91%
Adjusted operating efficiency ratio (FTE) (1)(6)	48.79%	48.34%	52.20%	50.45%	53.55%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$122,693	$138,112	$77,497	$315,343	$200,331

Average assets (GAAP)	$37,377,383	$37,939,232	$24,613,518	$33,378,378	$23,489,608
Return on average assets (ROA) (GAAP)	0.98%	0.21%	1.24%	0.65%	0.86%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.30%	1.46%	1.25%	1.26%	1.14%

Average equity (GAAP)	$4,866,989	$4,761,630	$3,112,509	$4,276,987	$2,901,666
Return on average equity (ROE) (GAAP)	7.51%	1.67%	9.77%	5.06%	6.97%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.00%	11.63%	9.91%	9.86%	9.22%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$119,726	$135,145	$74,530	$306,442	$191,430
Plus: Amortization of intangibles, tax effected	14,335	14,562	4,585	33,161	10,817
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$134,061	$149,707	$79,115	$339,603	$202,247

Average tangible common equity (non-GAAP)	$2,647,488	$2,524,128	$1,643,562	$2,301,146	$1,550,978
Adjusted operating return on average tangible common equity (non-GAAP)	20.09%	23.79%	19.15%	19.73%	17.42%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$92,140	$19,791	$76,415	$161,749	$151,346
Plus: Provision for credit losses	16,233	105,707	2,603	139,578	32,592
Plus: Income tax expense (benefit)	24,142	(2,303)	15,618	33,527	37,144
Plus: Merger-related costs	34,812	78,900	1,353	118,652	33,005
Plus: FDIC special assessment	—	—	—	—	840
Less: Gain (loss) on sale of securities	4	16	4	(83)	(6,510)
Less: (Loss) gain on CRE loan sale	(4,805)	15,720	—	10,915	—
Less: Gain on sale of equity interest in CSP	—	14,300	—	14,300	—
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$172,128	$172,059	$95,985	$428,374	$261,437
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$169,161	$169,092	$93,018	$419,473	$252,536

Weighted average common shares outstanding, diluted	141,986,217	141,738,325	89,780,531	124,794,832	84,933,213
Pre-tax pre-provision earnings per common share, diluted	$1.19	$1.19	$1.04	$3.36	$2.97

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	9/30/25	6/30/25	9/30/24	9/30/25	9/30/24
Mortgage Origination Held for Sale Volume
Refinance Volume	$11,296	$15,126	$4,285	$36,457	$14,157
Purchase Volume	97,729	131,192	56,634	262,654	136,889
Total Mortgage loan originations held for sale	$109,025	$146,318	$60,919	$299,111	$151,046
% of originations held for sale that are refinances	10.4%	10.3%	7.0%	12.2%	9.4%

Wealth
Assets under management	$14,819,080	$14,270,205	$6,826,123	$14,819,080	$6,826,123

Other Data
End of period full-time equivalent employees	3,100	3,160	2,122	3,100	2,122

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, deferred tax asset write-down, the CECL Day 1 non-PCD loans and RUC provision expense, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. Due to the impact of completing the Sandy Spring acquisition in the second quarter of 2025 and the acquisition of American National Bankshares in the second quarter of 2024, we updated our non-GAAP operating measures beginning in the second quarter of 2025 to exclude the CECL Day 1 non-PCD loans and RUC provision expense. The CECL Day 1 non-PCD loans and RUC provision expense is comprised of the initial provision expense on non-PCD loans, which represents the CECL “double count” of the non-PCD credit mark, and the additional provision for unfunded commitments. The Company does not view the CECL Day 1 non-PCD loans and RUC provision expense as organic costs to run the Company’s business and believes this updated presentation provides investors with additional information to assist in period-to-period and company-to-company comparisons of operating performance, which will aid investors in analyzing the Company’s performance. Prior period non-GAAP operating measures presented in this release have been recast to conform to this updated presentation.
(5)	All ratios at September 30, 2025 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense (benefit), merger-related costs, FDIC special assessments, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(8)	The calculations for the periods prior to March 31, 2025 exclude the impact of unvested restricted stock awards outstanding as of each period end; however, unvested shares are reflected in March 31, 2025 and subsequent period ratios.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2025	2024	2024
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$342,490	$196,435	$232,222
Interest-bearing deposits in other banks	447,323	153,695	291,163
Federal funds sold	4,852	3,944	4,685
Total cash and cash equivalents	794,665	354,074	528,070
Securities available for sale, at fair value	4,267,523	2,442,166	2,608,182
Securities held to maturity, at carrying value	883,786	803,851	807,080
Restricted stock, at cost	159,320	102,954	117,881
Loans held for sale	24,772	9,420	11,078
Loans held for investment, net of deferred fees and costs	27,361,173	18,470,621	18,337,299
Less: allowance for loan and lease losses	293,035	178,644	160,685
Total loans held for investment, net	27,068,138	18,291,977	18,176,614
Premises and equipment, net	168,315	112,704	115,093
Goodwill	1,726,386	1,214,053	1,212,710
Amortizable intangibles, net	333,236	84,563	90,176
Bank owned life insurance	669,102	493,396	489,759
Other assets	977,490	676,165	647,080
Total assets	$37,072,733	$24,585,323	$24,803,723
LIABILITIES
Noninterest-bearing demand deposits	$7,104,642	$4,277,048	$4,422,909
Interest-bearing deposits	23,560,682	16,120,571	15,882,378
Total deposits	30,665,324	20,397,619	20,305,287
Securities sold under agreements to repurchase	91,630	56,275	59,227
Other short-term borrowings	—	60,000	375,000
Long-term borrowings	768,682	418,303	417,937
Other liabilities	630,039	510,247	463,856
Total liabilities	32,155,675	21,442,444	21,621,307
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	188,504	118,519	118,494
Additional paid-in capital	3,882,830	2,280,547	2,277,024
Retained earnings	1,128,659	1,103,326	1,079,032
Accumulated other comprehensive loss	(283,108)	(359,686)	(292,307)
Total stockholders' equity	4,917,058	3,142,879	3,182,416
Total liabilities and stockholders' equity	$37,072,733	$24,585,323	$24,803,723

Common shares outstanding	141,732,071	89,770,231	89,774,392
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Interest and dividend income:
Interest and fees on loans	$441,944	$458,766	$291,089	$1,172,224	$810,886
Interest on deposits in other banks	12,478	4,991	1,060	19,982	4,977
Interest and dividends on securities:
Taxable	40,601	38,260	24,247	102,509	68,012
Nontaxable	8,414	8,355	8,132	24,930	24,455
Total interest and dividend income	503,437	510,372	324,528	1,319,645	908,330
Interest expense:
Interest on deposits	170,721	171,343	130,216	457,650	354,584
Interest on short-term borrowings	626	4,147	5,698	5,682	22,049
Interest on long-term borrowings	12,880	13,511	5,682	31,568	16,407
Total interest expense	184,227	189,001	141,596	494,900	393,040
Net interest income	319,210	321,371	182,932	824,745	515,290
Provision for credit losses	16,233	105,707	2,603	139,578	32,592
Net interest income after provision for credit losses	302,977	215,664	180,329	685,167	482,698
Noninterest income:
Service charges on deposit accounts	12,838	12,220	9,792	34,743	27,447
Other service charges, commissions and fees	2,325	2,245	2,002	6,332	5,700
Interchange fees	4,089	3,779	3,371	10,816	8,791
Fiduciary and asset management fees	18,595	17,723	6,858	43,014	18,603
Mortgage banking income	2,811	2,821	1,214	6,605	3,274
Gain (loss) on sale of securities	4	16	4	(83)	(6,510)
Bank owned life insurance income	5,116	7,327	5,037	15,979	12,074
Loan-related interest rate swap fees	5,911	1,733	1,503	10,043	4,353
Other operating income	62	33,658	4,505	34,987	9,919
Total noninterest income	51,751	81,522	34,286	162,436	83,651
Noninterest expenses:
Salaries and benefits	108,319	109,942	69,454	293,676	199,867
Occupancy expenses	13,582	12,782	7,806	34,944	22,267
Furniture and equipment expenses	6,536	6,344	3,685	16,794	10,799
Technology and data processing	17,009	17,248	9,737	44,444	28,138
Professional services	8,774	7,808	3,994	21,268	11,452
Marketing and advertising expense	5,100	3,757	3,308	12,041	8,609
FDIC assessment premiums and other insurance	8,817	8,642	5,282	22,660	15,099
Franchise and other taxes	4,669	4,688	5,256	14,000	14,770
Loan-related expenses	1,933	1,278	1,445	4,461	4,043
Amortization of intangible assets	18,145	18,433	5,804	41,976	13,693
Merger-related costs	34,812	78,900	1,353	118,652	33,005
Other expenses	10,750	9,876	5,458	27,411	16,117
Total noninterest expenses	238,446	279,698	122,582	652,327	377,859
Income before income taxes	116,282	17,488	92,033	195,276	188,490
Income tax expense (benefit)	24,142	(2,303)	15,618	33,527	37,144
Net Income	$92,140	$19,791	$76,415	$161,749	$151,346
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$89,173	$16,824	$73,448	$152,848	$142,445

Basic earnings per common share	$0.63	$0.12	$0.82	$1.23	$1.68
Diluted earnings per common share	$0.63	$0.12	$0.82	$1.22	$1.68

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2025			June 30, 2025
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$3,677,164	$40,601	4.38%	$3,441,963	$38,260	4.46%
Tax-exempt	1,278,133	10,651	3.31%	1,279,773	10,576	3.31%
Total securities	4,955,297	51,252	4.10%	4,721,736	48,836	4.15%
LHFI, net of deferred fees and costs (3)(4)	27,386,338	443,639	6.43%	27,094,551	437,819	6.48%
Other earning assets	1,221,782	12,965	4.21%	2,305,428	28,079	4.89%
Total earning assets	33,563,417	$507,856	6.00%	34,121,715	$514,734	6.05%
Allowance for loan and lease losses	(320,915)			(349,131)
Total non-earning assets	4,134,881			4,166,648
Total assets	$37,377,383			$37,939,232

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$14,899,443	$98,205	2.61%	$14,748,786	$95,719	2.60%
Regular savings	2,889,284	14,240	1.96%	2,848,416	13,818	1.95%
Time deposits (5)	6,283,031	58,276	3.68%	6,553,018	61,806	3.78%
Total interest-bearing deposits	24,071,758	170,721	2.81%	24,150,220	171,343	2.85%
Other borrowings (6)	868,783	13,506	6.17%	1,331,793	17,658	5.32%
Total interest-bearing liabilities	$24,940,541	$184,227	2.93%	$25,482,013	$189,001	2.97%

Noninterest-bearing liabilities:
Demand deposits	6,959,897			7,093,163
Other liabilities	609,956			602,426
Total liabilities	32,510,394			33,177,602
Stockholders' equity	4,866,989			4,761,630
Total liabilities and stockholders' equity	$37,377,383			$37,939,232

Net interest income (FTE)		$323,629			$325,733

Interest rate spread			3.07%			3.08%
Cost of funds			2.17%			2.22%
Net interest margin (FTE)			3.83%			3.83%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $43.9 million and $45.7 million for the three months ended September 30, 2025 and June 30, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $1.2 million and $1.9 million for the three months ended September 30, 2025 and June 30, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $3.3 million and $2.3 million for the three months ended September 30, 2025 and June 30, 2025, respectively, in amortization of the fair market value adjustments related to acquisitions.